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                                                                    EXHIBIT 10.3

                                October 12, 2000




Union Bank of California, N.A.
18300 Von Karman Avenue, Suite 310
Irvine, California, 92612

Attention:     Margaret Furbank
               Vice President


        Re: Second Amendment to Term Loan Agreement


Ladies and Gentlemen:

        We refer to the Term Loan Agreement dated as of April 25, 2000 between Quiksilver, Inc. (the "Borrower") and Union Bank of California, N.A. (the "Lender"), as amended by the First Amendment to Term Loan Agreement dated July 18, 2000 (said Agreement, as so amended, herein called the "Loan Agreement"). Terms defined in the Loan Agreement and not otherwise defined herein have the same respective meanings when used herein, and the rules of interpretation set forth in Section 1.2 of the Loan Agreement are incorporated herein by reference.

        1. Effective as of the date of this letter amendment but subject to the terms and conditions hereof, the Loan Agreement is hereby amended as set forth below.

            (a) Section 1.1 of the Loan Agreement is amended by adding the following defined terms in appropriate alphabetical order:

               "`Debt Offering': the issuance or sale of any debt securities by the Borrower or any Domestic Subsidiary."

               "`Equity Offering': the sale or issuance (or reissuance) by the Borrower or any Domestic Subsidiary of any equity interests or beneficial interests (common stock, preferred stock, partnership interests, member interests or otherwise) or any options, warrants, convertible securities or other rights to purchase such equity interests or beneficial interests; provided, however, that the term `Equity Offering' shall not include any such sale or issuance (or reissuance) solely to officers, employees, directors and/or consultants of the Borrower and/or any Subsidiary pursuant to one or more employee stock option or stock purchase plans."


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               "`Field Exam': an examination of the Borrower's books, records and accounting procedures conducted by a third-party examiner selected by the Lender."

               "`Net Proceeds': With respect to any Equity Offering or Debt Offering by the Borrower or any Domestic Subsidiary, the net amount equal to the aggregate amount received in cash (including any cash received by way of deferred payment pursuant to a note receivable, other noncash consideration or otherwise, but only as and when such cash is so received) in connection with such Equity Offering or Debt Offering, minus the reasonable fees, commissions and other out-of-pocket expenses incurred by the Borrower or such Domestic Subsidiary, as applicable, in connection with such Equity Offering or Debt Offering (other than amounts payable to Affiliates of the Person making such Equity Offering or Debt Offering)."

               "`QAPL': Quiksilver Australia Pty Ltd, a corporation organized under the laws of the State of Victoria, Australia."

               "`QIPL': Quiksilver International Pty Ltd, a corporation organized under the laws of the State of Victoria, Australia."

            (b) The definitions of "EBITDA," "Indebtedness," "Interest Expense," "Na Pali," "Revolving Loan Facility" and "Term Loan Maturity Date" in Section
1.1 of the Loan Agreement are amended in full to read as follows:

               "`EBITDA': for the Borrower and its Subsidiaries on a consolidated basis, for the fiscal quarter most recently ended and the immediately preceding three fiscal quarters, Net Income after eliminating extraordinary gains and losses, plus (i) provisions for income taxes, (ii) depreciation and amortization and (iii) Interest Expense; provided, however, that calculation of EBITDA shall include the foregoing with respect to QIPL on a historical basis to the extent that financial information supporting the same is provided by the Borrower to the Lender and agreed to by the Lender in the exercise of its reasonable discretion."

               "`Indebtedness': of any Person, (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (including, in the case of the Borrower and its Subsidiaries, the deferred purchase price payable by QAPL to the former shareholders of QIPL for the acquisition of the stock of QIPL by QAPL),
        (ii) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (iii) all

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Union Bank of California, N.A.
October 12, 2000
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        indebtedness created or arising under any conditional-sale or other title-retention agreement with respect to property acquired by such Person, (iv) all Capitalized Lease Obligations of such Person, (v) all Hedging Obligations of such Person, (vi) all obligations, contingent or otherwise, of such Person under acceptance, letter of credit, airway release, steamship guaranty or similar facilities, (vii) all Guarantee Obligations of such Person in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to secure a credit against loss in respect of, indebtedness or obligations of others of the kinds referred to in clause (i), (ii), (iii), (iv), (v) or (vi) above and (viii) all liabilities in respect of unfunded vested benefits under plans covered by Title IV of ERISA."

               "`Interest Expense': as of any date, for the fiscal quarter most recently ended and the immediately preceding three fiscal quarters, the difference between (a) the sum of (i) the amount of all interest on Funded Debt which was paid, payable and/or accrued for such period and
        (ii) all commitment, standby letter of credit, commercial letter of credit or line of credit fees paid, payable and/or accrued for such period to any lender in exchange for such lender's commitment to lend and (b) the amount of all noncash interest expense incurred by the Borrower and its Subsidiaries in connection with the Borrower's acquisition of QIPL through QAPL."

               "`Na Pali': Na Pali S.A.S., a French corporation and a Subsidiary of the Borrower."

               "`Revolving Loan Facility': the revolving credit and term loan facility in the maximum principal amount of $125,000,000 made available to the Borrower pursuant to the Revolving Credit and Term Loan Agreement dated as of October 6, 2000 among the Borrower, the several banks and other financial institutions from time to time parties thereto, Union Bank of California, N.A., as administrative agent and co-lead arranger, The Chase Manhattan Bank, as syndication agent and co-lead arranger, and Fleet National Bank, as documentation agent."

               "`Term Loan Maturity Date': October 29, 2004 or such earlier date as the Term Loan shall become due and payable (whether by acceleration or otherwise)."

            (c) Section 2.1(c) of the Loan Agreement is amended in full to read as follows:

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Union Bank of California, N.A.
October 12, 2000
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               "(c) The Borrower shall repay the principal of the Term Loan in
        (i) fifty-four monthly installments of $102,500 each, payable on the first Business Day of each month, commencing on May 1, 2000, and (ii) a final installment in the amount of all principal of the Term Loan outstanding on the Term Loan Maturity Date, payable on the Term Loan Maturity Date. No amount repaid hereunder shall be available for reborrowing."

            (d) Section 2.2 of the Loan Agreement is amended in full to read as follows:

               "2.2 Prepayments.

               (a) The Borrower may, subject to Section 2.12, prepay the Term Loan in whole or in part, without premium or penalty, provided the Borrower pays to the Lender any additional amount due to the Lender under any Interest Rate Agreement, upon at least three Business Days' irrevocable written notice from the Borrower to the Lender specifying the date and amount of prepayment. If any such notice is given, the amount specified in such notice shall be due and payable by the Borrower on the date specified therein, together with accrued interest to such date on the amount prepaid. Partial prepayments of the Term Loan shall be in the minimum principal amount of $100,000. No amount prepaid hereunder shall be available for reborrowing.

               (b) On the day of receipt by the Borrower or any of its Domestic Subsidiaries of any Net Proceeds with respect to an Equity Offering, the Borrower shall prepay the Term Loan and the `Term Loans' under the Revolving Credit Facility pro rata in the aggregate amount equal to 100% of such Net Proceeds. On or prior to the date of any such Equity Offering, the Borrower will provide to the Lender the calculations used by the Borrower in determining the amount of any such prepayment under this Section 2.2(b).

               (c) On the day of receipt by the Borrower or any of its Domestic Subsidiaries of any Net Proceeds with respect to a Debt Offering (which Debt Offering must be permitted by Section 6.2 or otherwise consented to by the Lender in its sole discretion), the Borrower shall prepay the Term Loan and the `Term Loans' under the Revolving Credit Facility pro rata in the aggregate amount equal to 100% of such Net Proceeds. On or prior to the date of any such Debt Offering, the Borrower will provide to the Lender the calculations used by the Borrower in determining the amount of any such prepayment under this Section 2.2(c).

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Union Bank of California, N.A.
October 12, 2000
Page 5

               (d) Each prepayment pursuant to this Section 2.2 shall be accompanied by payment in full of all accrued interest thereon to and including the date of such prepayment, together with any additional amounts owing pursuant to Section 2.12."

            (e) Sections 5.1(a) and (b) of the Loan Agreement are amended in full to read as follows:

               "(a) Within 105 days after the end of each fiscal year, the Borrower shall deliver to the Lender a complete set of audited annual consolidated financial statements of the Borrower and unaudited consolidating financial statements with respect to the Borrower, each Domestic Subsidiary (to the extent included in the Borrower's consolidating financial statements before October 6, 2000), each Material Domestic Subsidiary, QAPL, Na Pali and each other Material Foreign Subsidiary, including a balance sheet, an income statement and a cash flow statement (with accompanying notes and schedules) and a capital expenditure schedule for such fiscal year segmented by domestic and foreign operations. Such financial statements (i) must be prepared in accordance with GAAP consistently applied and (ii) must be certified without qualification by the Accountants. Together with the audited financial statements, the Lender must also receive (A) a certificate signed by the Accountants, at the time of the completion of the annual audit, stating that the financial statements fairly present the consolidated financial condition of the Borrower as of the date thereof and for the periods covered thereby, (B) a certificate executed by the Chief Financial Officer of the Borrower certifying that the financial statements fairly present the financial condition of the Borrower and its Subsidiaries as of the date thereof and for the period covered thereby and that as of the date of such certificate such officer has obtained no knowledge of any Default except as specified in such certificate and (C) a Covenant Compliance Certificate.

               (b) Within 60 days after the end of each of the Borrower's first three fiscal quarters, the Borrower shall deliver to the Lender the unaudited quarterly consolidated financial statements of the Borrower and unaudited consolidating financial statements with respect to the Borrower, each Domestic Subsidiary (to the extent included in the Borrower's consolidating financial statements before October 6, 2000), each Material Domestic Subsidiary, QAPL, Na Pali and each other Material Foreign Subsidiary, including a balance sheet, an income statement and a cash flow statement (with accompanying notes and schedules). Such financial statements shall be prepared in accordance with GAAP consistently applied. Together with the quarterly financial statements,

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Union Bank of California, N.A.
October 12, 2000
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        the Lender must also receive (i) a certificate executed by the Chief
        Financial Officer of the Borrower (A) stating that the financial statements fairly present the financial condition of the Borrower and its Subsidiaries as of the date thereof and for the period covered thereby and (B) certifying that as of the date of such certificate such officer has obtained no knowledge of any Default except as specified in such certificate and (ii) a Covenant Compliance Certificate."

            (f) Section 5.6 of the Loan Agreement is amended by adding ", including for the purpose of conducting Field Exams, which shall be conducted at least annually" immediately before the period at the end of the section.

            (g) Section 6.1(a) of the Loan Agreement is amended by deleting the number "1.75" therein and substituting the number "2.00."

            (h) Section 6.1(d) of the Loan Agreement is amended by deleting the amount "$95,000,000" therein and substituting the amount "$105,000,000."

            (i) Section 6.2 of the Loan Agreement is amended in full to read as follows:

               "6.2 Limitation on Indebtedness. The Borrower shall not create, incur, assume or suffer to exist any Indebtedness, and shall not permit any of its Domestic Subsidiaries, QAPL or QIPL to create, incur, assume or suffer to exist any Indebtedness, except for:

               (a) Indebtedness created hereunder and under the other Loan Documents;

               (b) Indebtedness of the Borrower outstanding on the Closing Date and listed on Schedule 6.2;

               (c) Indebtedness (i) evidenced by performance bonds issued in the ordinary course of business or reimbursement obligations in respect thereof, provided that such Indebtedness, when combined with Indebtedness permitted by Section 6.2(h), does not exceed $5,000,000 in aggregate principal amount at any time outstanding, (ii) evidenced by a letter of credit facility related to insurance associated with claims for work-related injuries or (iii) for bank overdrafts incurred in the ordinary course of business that are promptly repaid;

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Union Bank of California, N.A.
October 12, 2000
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               (d) trade credit incurred to acquire goods, supplies and services incurred in the ordinary and normal course of business;

               (e) Lease Expenses;

               (f) Indebtedness of the Borrower and its Domestic Subsidiaries with respect to the Revolving Loan Facility;

               (g) Indebtedness of QAPL to the former shareholders of QIPL for the deferred purchase price for the acquisition of the shares of QIPL by QAPL, and Indebtedness of the Borrower in respect of its guaranty of such Indebtedness of QAPL; and

               (h) Indebtedness of the Borrower in addition to the foregoing, provided that such Indebtedness, when combined with Indebtedness permitted by Section 6.2(c)(i), does not exceed $5,000,000 in aggregate principal amount at any time outstanding."

            (j) Section 6.3 of the Loan Agreement is amended by (i) in the first clause of that section, inserting ", QAPL or QIPL" immediately after "Domestic Subsidiaries," (ii) in the same clause, inserting "(including trademarks and copyrights)" immediately after the word "revenues," (iii) in subsection (i) of that section, deleting "6.2(g)" and substituting "6.2(h)" and (iv) restating subsection (c) of that section to read as follows:

               "(c) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Borrower, its Domestic Subsidiaries, QAPL or QIPL, as the case may be, in conformity with GAAP or accounting principles generally accepted in Australia, as applicable;."

            (k) Section 6.7 of the Loan Agreement is amended by (i) in subsection (d) of that section, deleting "; and" at the end of clause (i) and substituting a comma, (ii) in the same subsection, adding "and (iii) such Acquisition is not opposed by the Person to be, or whose business is to be, acquired" immediately before the semicolon at the end of the subsection, (iii) in subsection (f) of that section, deleting the period and substituting "; and" and (iv) at the end of that section, adding the following new subsection (g):

            "(g) acquisition of all of the shares of capital stock of QIPL by QAPL."

            (l) Section 8.2 of the Loan Agreement is amended by deleting the

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Union Bank of California, N.A.
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information for the Borrower and the Lender regarding where notices and other communications should be sent and substituting the following:

               "The Borrower:               Quiksilver, Inc.
                                            15202 Graham Street
                                            Huntington Beach, California 92649
                                            Attention:  Steven L. Brink
                                            Telecopy:  (714) 889-2322

               The Lender:                  Union Bank of California, N.A.
                                            18300 Von Karman Avenue, Suite 310
                                            Irvine, California 92612
                                            Attention:  Margaret Furbank
                                            Telecopy:  (949) 553-7122."

            (m) Section 8.5(a) of the Loan Agreement is amended by inserting "and Field Exams" immediately before the comma at the end of the section.

            (n) The signature page of the Loan Agreement is amended by deleting the information for the Lender regarding address for notices and applicable lending offices and substituting the following:

                            "Address for Notices

                            (a) For Credit:

                            18300 Von Karman Avenue, Suite 310
                            Irvine, California 92612
                            Attention:  Margaret Furbank
                            Telephone:  (949) 553-6853
                            Facsimile:  (949) 553-7122

                            (b) For Operations:

                            1980 Saturn Street,
                            Monterey Park, California 91755
                            Attention: Ruby Gonzales
                            Telephone: (323) 720-7055
                            Facsimile: (323) 724-6198

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Union Bank of California, N.A.
October 12, 2000
Page 9

                            Applicable Lending Office

                            18300 Von Karman Avenue, Suite 310
                            Irvine, California 92612."

            (o) Schedule 3.19 of the Loan Agreement is amended by adding the following entities to the list of Foreign Subsidiaries: Quiksilver Australia Pty Ltd, Quiksilver International Pty Ltd, Pavilion Pty Ltd and Freestyle S.A.

        2. The Borrower hereby represents and warrants for the benefit of the Lender that (a) the representations and warranties contained in the Loan Documents are correct in all material respects on and as of the date of this letter amendment, before and after giving effect to the same, as if made on and as of such date and (b) no event has occurred and is continuing, or would result from the effectiveness of this letter amendment, that constitutes a Default.

        3. This letter amendment shall become effective when the Lender has received all of the following in form and substance satisfactory to the Lender and in the number of originals requested by the Lender:

            (a) a UCC-1 financing statement for filing in the State of Delaware;

            (b) payment of all fees, costs and expenses, including legal fees (if requested by the Lender), accrued and unpaid and otherwise due and payable on or before the date hereof by the Borrower in connection with the Loan Agreement or this letter amendment;

            (c) a certificate, dated a recent date, of the Secretary of State of the state of formation of the Borrower and each other jurisdiction where the Borrower is required to be qualified to do business under such jurisdiction's law, certifying as to the existence and good standing of, and the payment of taxes by, the Borrower in such state;

            (d) such other approvals, opinions, evidence and documents as the Lender may reasonably request.

        4. On and after the effective date of this letter amendment, each reference in the Loan Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import referring to the Loan Agreement, and each reference in the other Loan Documents to "the Loan Agreement," "thereunder," "thereof," "therein" or words of like import referring to the Loan Agreement, shall mean and be a reference to the Loan Agreement as amended by this letter amendment. The Loan Agreement, as amended by this letter amendment, is and

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Union Bank of California, N.A.
October 12, 2000
Page 10

shall continue to be in full force and effect and is hereby ratified and confirmed in all respects.

        5. This letter amendment may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which counterparts shall be an original and all of which taken together shall constitute one and the same letter amendment.

        6. THIS LETTER AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA WITHOUT REFERENCE TO THE CHOICE-OF-LAW PRINCIPLES THEREOF.

                                Very truly yours,

                                QUIKSILVER, INC.


                                By: _______________________________________
                                Name: _____________________________________
                                Title: ____________________________________




Agreed as of the date first written above:


UNION BANK OF CALIFORNIA, N.A.


By: _______________________________________
Name: _____________________________________
Title: ____________________________________